UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-147414	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Portfolio of 5 Hotels

On August 1, 2008, we caused one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”) to enter into a series of purchase contracts for the potential purchase of five hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase any of these hotels. The table below describes the hotels:

Hotel Location	Franchise	Seller	Number of Rooms	Purchase Price
Twinsburg, Ohio	Hilton Garden Inn	RSV Twinsburg Hotel Ltd.	142	$16,500,000
Lewisville, Texas	Hilton Garden Inn	SCI Lewisville Hotel Ltd.	165	28,000,000
Duncanville, Texas	Hilton Garden Inn	SCI Duncanville Hotel Ltd.	142	19,500,000
Allen, Texas	Hampton Inn and Suites	Allen Stacy Hotel Ltd.	103	12,500,000
Allen, Texas	Hilton Garden Inn	SCI Allen Hotel Ltd.	150	18,500,000

TOTAL			702	$95,000,000

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit for these hotels is $1,000,000. The initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review period,” which expires on September 15, 2008. In the event our purchasing subsidiary does not elect to terminate the purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $1,000,000 within three (3) business days after the expiration of the review period.

The initial deposit under the purchase contract will be funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract (other than the assumed debt described below) would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

The purchase contract also contemplates that our purchasing subsidiary would assume existing loans secured by two of the hotels. The table below describes these loans:

Hotel Location	Franchise	Outstanding Principal Balance (a)	Interest Rate	Maturity Date
Duncanville, Texas	Hilton Garden Inn	$14,023,026	5.88%	May 2017
Allen, Texas	Hilton Garden Inn	10,841,619	5.37%	October 2015

TOTAL		$24,864,645

Note:

(a) All loans provide for monthly payments of principal and interest on an amortized basis.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the purchase contract. If our purchasing subsidiary terminates the purchase contract before closing and after the review period, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under the purchase contracts; all third party consents having been obtained; the existing franchise and management agreements shall have been terminated by the seller and new management agreements and franchise agreements shall have been executed by one of our subsidiaries; and the defeasance of an existing loan at the Twinsburg, Ohio property, which cost will increase the purchase price for the hotel. If any of the closing conditions under the purchase contract are not satisfied by the sellers, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any or all the hotels.

Charlotte Hotel

On August 1, 2008, we caused our purchasing subsidiary to enter into a purchase contract for the potential purchase of a hotel located in Charlotte, North Carolina. The purchase contract with Charlotte Lakeside Hotel Limited Partnership, as the seller, is for a Homewood Suites ® hotel containing 112 guest rooms. The purchase price for the hotel is $5,750,000. There can be no assurance at this time that our purchasing subsidiary will in fact purchase this hotel.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $200,000. This initial deposit is refundable to our purchasing subsidiary if it elects to terminate the purchase contract during the “review” period, which ends on September 15, 2008. If the purchase contract is not terminated during the review period, an additional deposit of $200,000 is due within three (3) business days after the expiration of the review period.

The initial deposit under the purchase contract was funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and payment of the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the agreement to purchase the hotel. If our purchasing subsidiary terminates the purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; the existing franchise and management agreements shall have been terminated by the seller, and new management agreements and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

August 6, 2008